Exhibit 99.2

SUPPORT AGREEMENT

THIS AGREEMENT made this 12th day of May, 2010.

B E T W E E N:

Each of the Persons named as Supporting Parties and listed on Schedule B hereto (collectively, the “Supporting Parties” and individually a “Supporting Party”)

- and -

VERAZ NETWORKS, INC., a corporation incorporated under the laws of Delaware (“Parent”)

WHEREAS:

A.	DIALOGIC CORPORATION (“Company”) and Parent have entered into an acquisition agreement (the “Acquisition Agreement”) concurrently herewith pursuant to which Company and Parent have agreed, subject to the satisfaction of certain conditions, to complete a business combination.

B.	The Board of Directors of Company has resolved to recommend approval by the Company Shareholders of the transactions contemplated by the Acquisition Agreement.

C.	It is one of the conditions to Parent completing the Arrangement that the Supporting Parties enter into this Agreement with respect to, among other things, the voting of all Owned Securities (as defined below) by each Supporting Party in favour of approving the Arrangement, in order that all Owned Securities be voted on any Written Consent or at any Company Meeting in accordance with the terms hereof in favour of approving the Arrangement.

NOW THEREFORE in consideration of the premises, the covenants and agreements herein contained and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged by each of the Parties hereto), the Parties hereto hereby agree as follows:

ARTICLE 1

INTERPRETATION

1.1	Definitions

Capitalized terms used herein and not otherwise defined shall have the meaning given in the Acquisition Agreement. As used in this Agreement, the following terms, unless there is something in the context or subject matter inconsistent therewith, have the following meanings assigned to them:

(a)	“Acquisition Agreement” has the meaning given thereto in recital A above;

(b)	“Acquisition Inquiry” means an inquiry, indication of interest or request for nonpublic information (other than an inquiry, indication of interest or request for information made or submitted by Parent or the Company, as the case may be) that would reasonably be expected to lead to an Acquisition Proposal;

(c)	“Acquisition Proposal” means any offer or proposal (other than an offer or proposal made or submitted by Parent or the Company, as the case may be) contemplating or otherwise relating to any Acquisition Transaction;

(d)	“Acquisition Transaction” means, other than the Contemplated Transactions, (A) any acquisition or purchase, direct or indirect, of 25% or more of the consolidated assets of the Company and its Subsidiaries, or 25% or more of any class of equity or voting securities of the Company or any of the equity or voting securities of its Subsidiaries, (B) any tender offer (including a self-tender offer) or exchange offer that, if consummated, would result in a third party beneficially owning, directly or indirectly, 25% or more of any class of equity or voting securities of the Company or any of the equity or voting securities of its Subsidiaries or (C) a merger, consolidation, share exchange, business combination, sale of substantially all the assets, reorganization, recapitalization, liquidation, dissolution or other similar transaction involving the Company;

(e)	“Agreement” means this agreement among the Parties hereto together with any and all schedules hereto, as the same may be amended, from time to time, and the expressions “herein”, “hereof”, “hereto” “above”, “below” and similar expressions refer to this Agreement and, where applicable, to the appropriate schedule or schedules hereto;

(f)	“Arrangement” means the arrangement of the Company under section 288 and following of the BCBCA on the terms and subject to the conditions set out in the Plan of Arrangement, subject to any amendments or variations thereto made in accordance with Section 6 of the Acquisition Agreement or Article 5 of the Plan of Arrangement or made at the direction of the Court in Final Order;

(g)	“Arrangement Resolutions” mean: (i) the special resolution of the holders of Company Shares to be obtained by way of Written Consent or to be considered at the Company Meeting; (ii) the special separate resolution of the holders of the Company Common Shares to be obtained by way of Written Consent or to be considered at the Company Meeting; and (iii) the special separate resolutions of the holders of each class of the Company Preferred Shares to be obtained by way of Written Consent or to be considered at the Company Meeting;

(h)	“BCBCA” means the British Columbia Business Corporations Act and the regulations made thereunder, as amended from time to time prior to the Effective Time;

(i)	“beneficially owned” or “beneficial ownership” with respect to any securities means having beneficial ownership of such securities, including pursuant to any agreement, arrangement or understanding, whether or not in writing;

(j)	“Business Day” means any day, other than a Saturday, a Sunday and a statutory holiday in Montreal, Québec or Vancouver, British Columbia;

(k)	“Closing” means the consummation of the Contemplated Transactions;

(l)	“Closing Date” means the date on which the Closing Actually takes place;

(m)	“Company” has the meaning ascribed to such term in the recitals hereof;

(n)	“Company Common Shares” means the common shares in the capital of the Company;

(o)	“Company Meeting” means the special meeting of Company Shareholders, including any adjournment or postponement thereof, to be held, if required, to consider the Arrangement;

(p)	“Company Option Plan” means the Company’s Amended and Restated Employee Stock Option Plan as adopted on October 24, 2003, amended and restated on September 28, 2006 further amended and restated on October 11, 2007 and further amended and restated on July 9, 2008;

(q)	“Company Options” means options to purchase Company Common Shares from the Company (whether granted by the Company pursuant to the Company Option Plan, assumed by the Company or otherwise);

(r)	“Company Preferred Shares” means, collectively, the Class A Convertible Preferred Shares, the Class B Convertible Preferred Shares and the Class C Convertible Preferred Shares in the capital of the Company;

(s)	“Company Shareholders” means the holders of Company Shares;

(t)	“Company Shares” means, collectively, (i) the Company Common Shares and (ii) the Company Preferred Shares;

(u)	“Contemplated Transactions” means the Arrangement and the other transactions contemplated by the Acquisition Agreement;

(v)	“Contract” means any written, oral or other agreement, contract, subcontract, lease, understanding, arrangement, instrument, note, option, warranty, purchase order, license, sublicense, insurance policy, benefit plan or legally binding commitment or undertaking of any nature;

(w)	“Court” means the Supreme Court of British Columbia;

(x)	“Effective Time” means 10:00 a.m. (Vancouver time) on the Closing Date;

(y)

“Encumbrance” means any lien, pledge, hypothecation, charge, mortgage, easement, servitude, encroachment, imperfection of title, title exception, title defect, right of possession, lease, tenancy license, security interest, encumbrance, claim, infringement, interference, option, right of first refusal, preemptive right, community property interest or restriction of any nature (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset);

(z)	“Entity” means any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any company limited by shares, limited liability company or joint stock company), firm, society or other enterprise, association, organization or entity;

(aa)	“Final Order” means the final order of the Court approving the Arrangement as such order may be amended or varied at any time prior to the Effective Time or, if appealed, then, unless such appeal is withdrawn, abandoned or denied, as affirmed or as amended on appeal and as satisfactory to each of the Company and Parent;

(bb)	“Governmental Authorization” means any: (a) permit, license, certificate, franchise, permission, variance, clearance, registration, qualification or authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement; or (b) right under any Contract with any Governmental Body;

(cc)	“Governmental Body” means any: (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, provincial, local, municipal, foreign or other government; (c) governmental or quasi-governmental authority of any nature (including any governmental division, department, agency, commission, commissioner, bureau, tribunal, instrumentality, official, ministry, fund, foundation, center, organization, unit, body or Entity and any court or other tribunal); or (d) self-regulatory organization (including Nasdaq);

(dd)	“including” and “includes” shall be deemed to be followed by the statement “without limitation” and neither of such terms shall be construed to limit any word or statement which it follows to the specific or similar items or matters immediately following it;

(ee)	“Interim Order” means the interim order of the Court to be issued following the application therefor contemplated by section 6.1(a) of the Acquisition Agreement providing for, among other things, the calling and holding of the Company Meeting, as such order may be amended by the Court and as satisfactory to each of the Company and Parent;

(ff)	“Legal Requirement” means any federal, state, provincial, territorial, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, order, injunction, judgment, award, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body (or under the authority of Nasdaq);

(gg)	“Owned Securities” means Company Shares and other securities of Company, including Company Options that are directly or indirectly beneficially owned by a Party hereto or over which control or direction is exercised by such Party, which as at the date hereof are more particularly set forth in Schedule B, and includes any such Owned Securities acquired after the date hereof, but excludes (i) that certain Warrant to purchase Company Common Shares dated as of October 5, 2007 issued by the Company (the “Warrant”) to EAS Series C Investments, L.P., and (ii) those certain promissory notes issued by the Company to certain of the Company Shareholders on or about August 19, 2009. For greater certainty, a Party shall not have control or direction over securities solely because the Party has been appointed as a proxy by some other Person for the purpose of voting Owned Securities at a meeting of shareholders of Company;

(hh)	“Parent” has the meaning ascribed to such term in the recitals hereof;

(ii)	“Party” means a party to this Agreement and “Parties” means all parties to this Agreement;

(jj)	“Person” means any individual, Entity or Governmental Body;

(kk)	“Plan of Arrangement” means the plan of arrangement, substantially in the form and content set out in Exhibit A of this Agreement, as amended, varied or supplemented from time to time in accordance with the Plan of Arrangement or at the direction of the Court in the Final Order and as satisfactory to each of the Company and Parent;

(ll)	“Pre-Closing Period” means the period commencing on the date of the Acquisition Agreement and ending as of the earlier to occur of the Effective Time or the termination of the Acquisition Agreement pursuant to Section 9 thereof;

(mm)	“Representatives” means directors, officers, other employees, agents, attorneys, accountants, advisors and representatives;

(nn)	“Shareholders’ Agreement” means that certain Shareholders’ Agreement dated as of even date herewith by and among the Supporting Parties and the Company.

(oo)	“Subsidiary” means, with respect to any Person, an Entity of which such Person directly or indirectly owns or purports to own, beneficially or of record: (a) an amount of voting securities of or other interests in such Entity that is sufficient to enable such Person to elect at least a majority of the members of such Entity’s board of directors or other governing body; or (b) at least 50% of the outstanding equity, voting or financial interests in such Entity;

(pp)	“Supporting Parties” and “Supporting Party” have the meaning ascribed to such terms in the recitals hereof;

(qq)	“Transfer” means, with respect to a security, the sale, transfer, pledge, hypothecation, Encumbrance, assignment or disposition of such security or any interest in such security or the beneficial ownership thereof, the offer to make such a sale, transfer or other disposition and any option, agreement, arrangement or understanding, whether or not in writing, to effect any of the foregoing; and

(rr)	“Written Consent” means a special resolution consented to in writing by all of the holders of the Company Shares and/ or a special resolution consented to in writing by all the holders of the Company Common Shares and/or a special resolution consented to in writing by all the holders of each class of the Company Preferred Shares.

1.2	Number and Gender

Words importing the singular number include the plural and vice versa and words importing gender include the masculine, feminine and neuter genders.

1.3	Interpretation not Affected by Headings

The division of this Agreement into Articles, Sections, subsections, clauses, subclauses and Schedules and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

1.4	Recitals and Schedules

The recitals and each of the Schedules annexed hereto form part of this Agreement.

ARTICLE 2

AGREEMENTS REGARDING TRANSFER AND VOTING

2.1	Agreement not to Dispose prior to the Arrangement

Each Supporting Party unconditionally and irrevocably agrees, severally and not jointly, that from and after the date hereof until the termination of this Agreement in accordance with the provisions of Article 5, except as contemplated by this Agreement, such Party will not:

(a)

Subject to the remainder of this subsection (a), Transfer or agree to Transfer any Owned Securities (other than an exercise of any Company Options in accordance with its terms which, for greater certainty, will be subject to this Agreement upon their exercise for Company Shares), other than to (i) an Entity controlled by such Supporting Party; (ii) an Entity under common control with such Supporting Party; or (iii) an Entity or individual that is a limited partner, member or stockholder of such Supporting Party; which Entity or individual shall in each case also be subject to this Agreement upon Transfer and, prior to the effectiveness of any Transfer, shall agree to be bound by the terms of this Agreement to the same extent as the transferring Supporting Party is bound and shall comply with the requirements set forth in Section 4.2 of the Shareholders Agreement, or vote in any manner any such

Owned Securities in respect of the Arrangement other than pursuant to this Agreement. Any Transfer not contemplated in subsection (i), (ii), or (iii) above may be made with Parent’s prior written consent, acting reasonably, provided, that the transferee complies with the requirements set forth in Section 4.2 of the Shareholders’ Agreement. If any Transfer is consented to by Parent, it shall be a condition precedent to such Transfer that the transferee agree to be bound by the terms of this Agreement to the same extent as the transferring Supporting Party is bound. Each Supporting Party agrees that any Owned Securities acquired by it, him and her, or over which beneficial ownership and/or direction or control is directly or indirectly exercised, shall be subject to the provisions of this Agreement; or

(b)	grant any proxy or power of attorney whatsoever, or otherwise enter into any voting agreement or similar agreement, with respect to any Owned Securities without Parent’s prior consent.

2.2	Voting in respect of the Arrangement and other matters

(a)	Each Supporting Party unconditionally and irrevocably agrees that from and after the date hereof until this Agreement is terminated pursuant to section 5.1 hereof,

(i)	at such time or times as Company conducts a Company Meeting or otherwise seeks approval of its shareholders for the purpose of approving the Arrangement (including by way of Written Consent), such Supporting Party will vote all Owned Securities in favour of approving the applicable Arrangement Resolutions(s) and/or any matter contemplated by the Acquisition Agreement, and

(ii)	such Supporting Party will, at any meeting of shareholders, vote all of such Supporting Party’s Owned Securities against, and such Party will not vote in favour of, any Acquisition Proposal or any action that would delay, prevent or frustrate the Arrangement. Without limiting the foregoing, it is understood that the obligations under this clause (ii) and clause (i) above shall remain applicable in respect of each duly called meeting of shareholders of Company (or duly sought Written Consent) for the purpose of approving the Arrangement or an Acquisition Proposal, regardless of the position of the board of directors of Company, as to the Arrangement or such Acquisition Proposal at the time of such meeting.

(b)	Each of the Supporting Parties covenants that it will not exercise any rights of dissent that may be provided under the Arrangement, under any applicable Legal Requirements (including under the BCBCA) or otherwise in connection with the approval of the Arrangement or any other corporate transactions considered at the applicable Company Meeting.

(c)	Each Supporting Party agrees to forthwith notify Parent in writing upon the acquisition of any additional Owned Securities other than upon the exercise of Company Options.

(d)	Each Supporting Party agrees that it will promptly notify Parent in writing upon any representation or warranty of it contained in this Agreement becoming untrue in any material respect or upon an obligation of such Party not being complied with in any material respect.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES

3.1	Representations and Warranties of Supporting Parties

Each Supporting Party, severally and not jointly, makes the representations and warranties to Parent and each other Supporting Party set forth in Schedule A. Each Supporting Party acknowledges that Parent is relying on such representations and warranties in entering into this Agreement and for Parent to enter into the Acquisition Agreement.

3.2	Parent’s Representations and Warranties

Parent represents and warrants to the Supporting Parties that:

(a)	Parent and each of its Subsidiaries is a corporation duly incorporated and validly existing under the laws of its jurisdiction of incorporation and has the requisite corporate or other power and authority to own its assets as now owned and to carry on its business as it is now being conducted;

(b)	Parent has the requisite corporate authority to enter into this Agreement and to carry out its obligations hereunder. The execution, delivery and performance of this Agreement and the consummation by Parent of the transactions contemplated by this Agreement have been duly authorized by the board of directors of Parent, and no other corporate proceedings on the part of Parent are necessary to authorize the execution and delivery by it of this Agreement and the consummation by it of the transactions contemplated thereby. This Agreement has been duly executed and delivered by Parent and constitutes a legal, valid and binding obligation of Parent enforceable against it in accordance with its terms, subject to the qualification that such enforceability may be limited by bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting rights of creditors and that equitable remedies, including specific performance, are discretionary and may not be ordered; and

(c)

Neither the execution and delivery of this Agreement or the Acquisition Agreement by Parent nor the consummation of the Arrangement by Parent nor compliance by Parent with any of the provisions hereof or thereof will violate, conflict with, or result in a breach of any provision of, require any consent, approval or notice under, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under (i) any Legal Requirements to which Parent or any of its properties or assets are subject, (ii) any mortgage, bond, indenture, agreement, instrument, obligation or any other document to which Parent is a party or by which any of its properties or assets are bound, (iii) any judgment, order, injunction, decree or award of any Governmental Body that is binding on Parent, or (iv) any term or provision of any of the certificate of incorporation, by-laws, or other organizational documents of Parent that would impair its ability to perform its obligations under this Agreement.

3.3	Survival

The representations and warranties of the Supporting Parties and of Parent set out in Sections 3.1 and 3.2 shall survive and shall continue in full force and effect for the benefit of the Supporting Parties and Parent, respectively, until the earlier to occur of (i) the completion of the Arrangement; and (ii) the termination of this Agreement.

ARTICLE 4

COVENANTS OF SUPPORTING PARTIES

4.1	Non-Solicitation

(a) During the Pre-Closing Period, none of the Supporting Parties shall, directly or indirectly, and each of the Supporting Parties shall ensure that its respective Representatives and Subsidiaries and the respective Representatives of their respective Subsidiaries do not, directly or indirectly:

(i) solicit, initiate, knowingly encourage, induce or facilitate the making, submission or announcement of any Acquisition Proposal or Acquisition Inquiry or take any action that would reasonably be expected to lead to the making, submission or announcement of an Acquisition Proposal or Acquisition Inquiry;

(ii) furnish any information regarding the Company or any of its respective Subsidiaries, or afford access to the business, properties, assets, books or records of the Company or any of its respective Subsidiaries, to any Person in connection with or in response to an Acquisition Proposal or Acquisition Inquiry;

(iii) enter into or engage in discussions or negotiations, otherwise cooperate in any way with, or knowingly assist, participate in, or facilitate any effort by, any Person with respect to any Acquisition Proposal or Acquisition Inquiry;

(iv) approve, endorse or recommend any Acquisition Proposal or Acquisition Inquiry; or

(v) enter into any written agreement in principle, letter of intent, term sheet or similar document or any Contract contemplating or otherwise relating to any Acquisition Transaction.

(b) Each Supporting Party shall promptly (and in no event later than 48 hours after receipt of any Acquisition Proposal or Acquisition Inquiry) advise the Parent orally and in writing of any Acquisition Proposal or Acquisition Inquiry (including the identity of the Person making or submitting such Acquisition Proposal or Acquisition Inquiry, and the terms thereof) that is made or otherwise submitted to the Supporting Party by any Person during the Pre-Closing Period. Each Supporting Party shall keep Parent informed with respect to: (i) the status of any such Acquisition Proposal or Acquisition Inquiry; and (ii) the status and terms of any modification or proposed modification thereto.

(c) Each Supporting Party shall immediately cease and cause to be terminated any existing discussions with any Person that relate to any Acquisition Proposal or Acquisition Inquiry.

(d) Nothing contained in this Section 4.1 shall limit the ability of any Supporting Party to take any action in its capacity as a member of the board of directors or an officer of Company pursuant to Section 5.3 or Section 6.1 of the Acquisition Agreement.

ARTICLE 5

TERMINATION

5.1	Termination

(a)	This Agreement shall terminate on the earliest to occur of the following:

(i)	the date upon which the Arrangement is completed;

(ii)	the date upon which Parent and the Supporting Parties mutually agree to terminate this Agreement; or

(iii)	the date upon which the Acquisition Agreement is terminated in accordance with its terms.

The obligations of the Parties under Section 6.1 and 6.4 hereof shall survive the termination of this Agreement, notwithstanding anything herein to the contrary.

ARTICLE 6

GENERAL

6.1	Disclosure

No press release or other disclosure (public or otherwise) with respect to the existence or details of this Agreement shall be made by Parent without the prior written consent of the Supporting Parties, except to the extent required by applicable Legal Requirements. Each Supporting Party acknowledges and agrees that a summary of this Agreement and the negotiations leading to its execution and delivery must appear in the disclosure material relating to the Arrangement and the fact that the Supporting Parties have entered into this Agreement may appear in the press release announcing the Arrangement and may be filed on EDGAR, as required. No press release or other public disclosure with respect to this Agreement, the Acquisition Agreement and the transactions contemplated therein or with respect to Parent shall be made by any Supporting Party without the prior written consent of Parent except to the extent required by applicable Legal Requirements.

6.2	Assignment

This Agreement and the rights and obligations hereunder shall not be assigned by the Parties without each other Party’s prior consent, which consent shall not be unreasonably withheld.

6.3	Subsequent Acquisitions

Each Supporting Party agrees that this Agreement and the respective rights and obligations of such Supporting Parties hereunder shall attach to any Owned Securities that may become directly or indirectly beneficially owned by such Supporting Party or over which control or direction may be acquired by such Party.

6.4	Expenses

All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Party incurring such expenses.

6.5	Specific Performance; Injunctive Relief

The parties hereto acknowledge that irreparable damage would occur in the event that any provision of this Agreement is not performed in accordance with the terms hereof or in the event of a violation of any of the covenants or agreements set forth herein. Therefore, it is agreed that, in addition to any other remedies that may be available upon any such violation, any non-breaching party will be entitled to seek specific performance and/or injunctive relief in addition to any other remedy to which such non breaching party may be entitled at law or in equity.

6.6	Exercise of Rights

All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law shall be cumulative and not alternative, and the exercise of any thereof by any Party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such Party. The failure of any Party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law, or to insist upon compliance by any other Party hereto with its obligations hereunder, and any custom or practice of the Parties at variance with the terms hereof, shall not constitute a waiver by such Party of its right to exercise any such or other right, power or remedy or to demand such compliance.

6.7	Time

Time shall be of the essence of this Agreement.

6.8	Notice

Any notice, demand or other communication required or permitted to be given or made hereunder shall be in writing and shall be delivered personally or by courier (delivery confirmed) during normal business hours on a Business Day to the relevant address set forth below or sent by facsimile or other means of recorded electronic communication (provided such transmission is confirmed), in the case of:

(a)	the Supporting Parties, addressed in each case to the attention of the relevant Supporting Party at the facsimile number set forth in Schedule B.

(b)	Parent, addressed as follows:

Veraz Networks, Inc.

926 Rock Avenue, Suite 20

San Jose, CA 95131.

Attention: General Counsel

Facsimile: (408) 750-9510

with a copy (which shall not constitute notice) to:

Cooley, LLP

Five Palo Alto Square

3000 El Camino Real

Palo Alto, CA 94306-2155

Attention: Jennifer DiNucci

Facsimile: (650) 849-7400

and to:

Stikeman Elliott LLP

1155 René-Lévesque Blvd. West, 40th floor

Montreal, Quebec H3B 3V2

Attention: John W. Leopold

Facsimile: (514) 397-3222

Any notice, demand or other communication so given shall be deemed to have been given or made and received on the day of delivery, if so delivered, and on the day of sending by facsimile or other means of recorded electronic communication (provided such day is a Business Day and, if not, on the first Business Day thereafter). Any Party may from time to time change its address for notice by notice to the other Parties hereto given in the manner aforesaid.

6.9	Company Shareholder Agreements

Each Supporting Party undertakes severally and not jointly to terminate with effect on or prior to the Effective Time, the Company Second Amended and Restated Shareholders’ Agreement, the Company Second Amended and Restated Investors’ Rights Agreement and the Company Second Amended and Restated Right of First Refusal and Co-Sale Agreement (the “Company Shareholder Agreements”).

6.10	Governing Law

This Agreement and the rights and obligations of the Parties hereto shall be governed by and construed and interpreted in accordance with the laws of the Province of British Columbia and the federal laws of Canada applicable therein. Each Party hereto irrevocably attorns and submits to the non-exclusive jurisdiction of the courts of the Province of British Columbia with respect to any matter arising hereunder or related hereto.

6.11	Entire Agreement

This Agreement shall constitute the entire agreement between the Parties hereto with respect to the subject matter hereof and there are no warranties, representations, terms, conditions or collateral agreements with respect to the subject matter hereof, express or implied, between Parent on the one hand and any of the Supporting Parties on the other hand, other than as expressly set forth in this Agreement.

6.12	Further Assurances

Each of the Parties hereto shall, from time to time, execute and deliver all such further documents and instruments and do all acts and things as the other Parties may, either before or after the completion of the Arrangement, reasonably require to effectively carry out or better evidence or perfect the full intent and meaning of this Agreement.

6.13	Amendment and Waiver

No modification of or amendment to this Agreement shall be valid or binding unless set forth in writing and duly executed by all of the Parties hereto and no waiver of any breach of any term or provision of this Agreement shall be effective or binding unless made in writing and signed by the Party purporting to give the same and, unless otherwise provided, shall be limited to the specific breach waived.

6.14	Agreement not Binding until Signed

This Agreement shall not be binding or effective until executed and delivered by the Supporting Parties and Parent. It is expressly understood and agreed by the Parties hereto that this Agreement shall have no force or effect unless and until the same is duly executed by each Supporting Party and Parent.

6.15	Counterparts

This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of the signature page to this Agreement by facsimile shall be effective as delivery of a manually executed counterpart of this Agreement, and any Party delivering an executed counterpart of the signature page to this Agreement by facsimile to any other Party shall thereafter also promptly deliver a manually executed original counterpart of this Agreement to such other Party, but the failure to deliver such manually executed original counterpart shall not affect the validity, enforceability or binding effect of this Agreement.

6.16	Severability

If any provision of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

6.17	Independent Legal Advice

Each Supporting Party acknowledges that:

(a)	It/he/she has: (i) read this Agreement in its entirety, understands it and agrees to be bound by its terms and conditions; and (ii) been granted the opportunity to ask questions of, and to receive answers from, Company’s legal counsel concerning the terms and conditions of this Agreement;

(b)	such Supporting Party has been advised by legal counsel to seek independent legal advice with respect to such Supporting Party executing and delivering this Agreement and such Supporting Party has received such advice or has, without undue influence, elected to waive the benefit of any such advice; and

(c)	such Supporting Party is entering into this Agreement voluntarily.

[Signatures on following page]

IN WITNESS WHEREOF the Parties have executed this Agreement as of the day and year first above written.

EAS Series C Investments, L.P.			Eicon Dialogic Investment SRL

By:	/s/ Jonathan Bilzin		By:	/s/ Gilles Gosselin
	Name:	Jonathan Bilzin		Name:	Gilles Gosselin
	Title:	Managing Director		Title:	Manager

By:	/s/ Edward F. Glassmeyer		Special Value Expansion Fund, LLC
	Name: Title:	Edward F. Glassmeyer Managing Director	By:	/s/ Mark Holdsworth
				Name:	Mark Holdsworth
Special Value Opportunities Fund, LLC				Title:	Managing Partner

By:	/s/ Mark Holdsworth		GW Invest ApS
	Name: Title:	Mark Holdsworth Managing Partner	By:	/s/ Mikael Konnerup
				Name:	Mikael Konnerup

ApS Kbus 17 nr. 2101			/s/ Pierre McMaster
By:	/s/ Nick Jensen		Pierre McMaster
	Name:	Nick Jensen

VERAZ NETWORKS, INC.

By:	/s/ Doug A. Sabella
	Name:	Doug A. Sabella
	Title:	CEO